Exhibit 10.1

AGREEMENT

AGREEMENT dated this 25 day of July 2008, by and between Develocap, Inc. (hereinafter “DEV”), a Nevada Corporation, with offices located at 488 Madison Avenue, Suite 1100, New York, New York 10022 and Stephen B. Schneer, President of Develocap, Inc.

The parties hereto agree and acknowledge that by virtue of Stephen B. Schneer’s other business activities as described in DEV’s Form S-1 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with Stephen B. Schneer as follows:

•

any business opportunities that Stephen B. Schneer may become aware of independently or directly through his association with us would be presented by him solely to us;

•

any business opportunities disclosed to Stephen B. Schneer by the management of other entities would not be presented by him to us if so requested by them;

•

any business opportunities disclosed to Stephen B. Schneer by us would not be presented by him to any other entity, unless and until we passed upon same; and

•

in the event that the same business opportunity is presented to Stephen B. Schneer by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to him.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 25 day of July 2008.

DEVELOCAP, INC.

By: /s/ Stephen B. Schneer

Stephen B. Schneer, President

By: /s/ Stephen B. Schneer

Stephen B. Schneer, Individually